Exhibit 32.1

CERTIFICATION OF CHIEF EXECUTIVE OFFICER
AND CHIEF FINANCIAL OFFICER
PURSUANT TO 18 U.S.C. SECTION 1350

In connection with this Annual Report of Maxlife Fund Corp. (the “Company”) on Form 10-K for the year ending August 31, 2008, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Bennett Kurtz, Chief Executive Officer and Chief Financial Officer of the Company, certifies to the best of his knowledge, pursuant to 18 U.S.C. Sec. 1350, as adopted pursuant to Sec. 906 of the Sarbanes-Oxley Act of 2002, that:

1. Such Annual Report on Form 10-K for the year ending August 31, 2008, fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2. The information contained in such Yearly Report on Form 10-K for the year ending August 31, 2008, fairly presents, in all material respects, the financial condition and results of operations of Maxlife Fund Corp..

Dated: December 15, 2008

MAXLIFE FUND CORP.

By: /s/ Bennett Kurtz
Bennett Kurtz
Chief Executive Officer and
Chief Financial Office